                            SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        FLEXIINTERNATIONAL SOFTWARE, INC.
                (Name of Registrant as Specified In Its Charter)

       -------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:
    2) Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:
    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

                       FLEXIINTERNATIONAL SOFTWARE, INC.

                              TWO ENTERPRISE DRIVE
                           SHELTON, CONNECTICUT 06484

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, APRIL 29, 1999

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of FlexiInternational Software, Inc. (the "Company") will be held on Thursday, April 29, 1999, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, at 10:00 a.m., local time, to consider and act upon the following matters:

     1.  To elect two Class II Directors to serve for the ensuing three years.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 15, 1999 will be entitled to notice of and to vote at the meeting or any adjournment thereof. A list of the Company's stockholders is open for examination by any stockholder at the principal offices of the Company, Two Enterprise Drive, Shelton, Connecticut 06484 and will be available at the meeting.

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1998, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

     All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,

                                          JOHN K.P. STONE III, ESQ.
                                          Assistant Secretary

Shelton, Connecticut
April 12, 1999

-------------------------------------------------------------------------------

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

-------------------------------------------------------------------------------

                       FLEXIINTERNATIONAL SOFTWARE, INC.
                              TWO ENTERPRISE DRIVE
                           SHELTON, CONNECTICUT 06484

 PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 29,
                                      1999

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of FlexiInternational Software, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on April 29, 1999 and at any adjournments of that meeting (the "Annual Meeting"). All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

     The Company's Annual Report to Stockholders for the year ended December 31, 1998 is being mailed to stockholders concurrently with this Proxy Statement.

     THE NOTICE OF MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY CARD AND THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1998 ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 12, 1999. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO THE COMPANY, ATTENTION OF MR. DAVID P. SOMMERS, CHIEF FINANCIAL OFFICER, FLEXIINTERNATIONAL SOFTWARE, INC., TWO ENTERPRISE DRIVE, SHELTON, CONNECTICUT 06484. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

VOTING SECURITIES AND VOTES REQUIRED

     At the close of business on March 15, 1999, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 17,293,622 shares of common stock, $.01 par value per share, of the Company (the "Common Stock"). Stockholders are entitled to one vote per share.

     Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote for any reason with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for election of directors.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of January 31, 1999, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "Executive Compensation" below and (iv) all directors and executive officers of the Company as a group. The address of Stefan R. Bothe, Jennifer V. Cheng, James W. Schenck and Maureen M. Okerstrom is c/o FlexiInternational Software, Inc., Two Enterprise Drive, Shelton, CT 06484.

                                                            NUMBER OF SHARES
                                                              BENEFICIALLY      PERCENTAGE OF COMMON
BENEFICIAL OWNER                                                OWNED (1)       STOCK OUTSTANDING(2)
----------------                                            ----------------    --------------------
Furman Selz SBIC, L.P. and affiliates(3)..................      2,385,180               13.8%
  55 East 52nd Street, 37th Floor
  New York, NY 10055
Brian P. Friedman(3)......................................      2,385,180               13.8%
Primus Capital Fund III Limited Partnership(4)............      1,232,273                7.1%
  One Cleveland Center Suite 2700
  Cleveland, OH 44114
James W. Schenck(5).......................................      1,212,499                7.0%
Thomas C. Theobald(6).....................................      1,192,790                6.9%
William Blair Capital Partners V, L.P.....................      1,167,790                6.8%
  227 West Monroe Street
  Chicago, IL 60606
Stefan R. Bothe(7)........................................      1,101,250                6.3%
Jennifer V. Cheng(8)......................................        856,250                4.9%
John B. Landry(9).........................................         58,500            *
A. David Tory(9)..........................................         11,400            *
Maureen M. Okerstrom(10)..................................         42,565            *
All directors and executive officers as a group (9
  persons)(11)............................................      6,860,434               38.9%

---------------

  * Less than 1%

 (1) The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after January 31, 1999 through the exercise of any stock option, warrant or other right (and any reference in these footnotes to shares subject to stock options refers only to such options.) The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares.

 (2) As of January 31, 1999, on which date there were a total of 17,293,622 shares of Common Stock outstanding.

 (3) Beneficial ownership of Furman Selz SBIC, L.P. and its affiliates as reported in an amendment of a report on Schedule 13D filed with the Commission in February 1999. Consists of 1,907,680 shares held by Furman Selz SBIC, L.P., 52,000 shares held by Fairway Capital Partners L.P., 1,500 shares held by Sangatuck International Ltd., 23,000 shares held by ING Baring Furman Selz LLC, 100,000 shares held by James L. Luikart, 101,000 shares held by Edmund Hajim and 200,000 shares held by Brian P. Friedman. Mr. Friedman, a director of the Company, is the president of Furman Selz SBIC Investments LLC, the sole general partner of Furman Selz SBIC, L.P. Mr. Friedman disclaims beneficial ownership of all such shares, except for the 200,000 shares held directly by him.

 (4) Beneficial ownership as reported in a report on Schedule 13G filed with the Commission in February 1999.

 (5) Includes 75,000 shares subject to options held by Mr. Schenck which are exercisable within 60 days after January 31, 1999.

 (6) Includes 1,167,790 shares held by William Blair Capital Partners V, L.P. Mr. Theobald, a director of the Company, is a managing director of the managing general partner of William Blair Capital Partners.

 (7) Includes 187,500 shares subject to options held by Mr. Bothe which are exercisable within 60 days after January 31, 1999. Excludes 813,750 shares held by Ms. Cheng, Mr. Bothe's wife, as to which shares Mr. Bothe disclaims beneficial ownership.

 (8) Includes 37,500 shares subject to options held by Ms. Cheng and 5,000 shares held by Cheng Associates, L.P., with respect to which Ms. Cheng shares voting and investment power. Excludes 913,750 shares held by Mr. Bothe, Ms. Cheng's husband, as to which shares Ms. Cheng disclaims beneficial ownership.

 (9) Includes 7,500 shares subject to options held by each of Messrs. Landry and Mr. Tory which are exercisable within 60 days after January 31, 1999.

(10) Includes 30,200 shares subject to options held by Ms. Okerstrom.

(11) Includes an aggregate of 345,200 shares subject to options which are exercisable within 60 days after January 31, 1999, 2,385,180 shares held by affiliates of Furman Selz SBIC, L.P., 1,167,790 shares held by William Blair Capital Partners V, L.P. and 5,000 shares held by Cheng Associates, L.P.

                             ELECTION OF DIRECTORS

     The Company has a classified Board of Directors consisting of three classes, with members of each class holding office for overlapping three-year terms. The persons named in the enclosed proxy will vote to elect Jennifer V. Cheng and Brian P. Friedman as Class II Directors, unless authority to vote for the election of either or both of the nominees is withheld by marking the proxy to that effect. Both of the nominees have indicated their willingness to serve, if elected, but if either or both of the nominees should be unable or unwilling to serve, proxies may be voted for substitute nominee(s) designated by the Board of Directors.

     Set forth below are each director's name, age, positions with the Company, principal occupation, business experience during at least the past five years, the names of other publicly held corporations of which such person is a director and the year during which each such person first became a director of the Company.

NOMINEES

  Class II Director (Terms expire at 2002 Annual Meeting)

     JENNIFER V. CHENG, age 49, has served as a director of the Company since the Company's inception in 1990. She was also the Company's President from its inception through February 1999. Since 1984, Ms. Cheng has been a General Partner and owner of Cheng Management Company, an investment partnership specializing in investments in emerging growth companies, including many technology companies. Prior to forming Cheng Management Company, Ms. Cheng served with several major financial organizations, including Morgan Stanley & Co., Inc., as an emerging growth stock analyst, Mutual Life Insurance Company of New York, as Director of Equity Investments, and Donaldson, Lufkin & Jenrette Securities Corporation, as Research Analyst.

     BRIAN P. FRIEDMAN, age 43, was appointed to the Company's Board of Directors in January 1999. Since March 1994, Mr. Friedman has been President of ING Furman Selz Investments, an investment management firm. Previously, from 1984 to March 1994, Mr. Friedman was an Executive Vice President of Furman Selz LLC.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS

  Class I Directors (Terms expire at 2001 Annual Meeting)

     STEFAN R. BOTHE, age 50, has served as Chairman of the Board and Chief Executive Officer of the Company since March 1993. From November 1991 to February 1993, Mr. Bothe was President and Chief Executive Officer of DSI Group N.V., a Dutch-based international software company. From 1989 to 1991, Mr. Bothe was President and Chief Executive Officer of GEAC Computer Corporation Limited ("GEAC"), a software company. Prior to joining GEAC, Mr. Bothe was President of the Application Products Division of Computer Associates International, Inc. ("Computer Associates"), one of the largest software companies in the industry. While at Computer Associates, Mr. Bothe held numerous senior management positions, including President of the International Division, President of the Micro Products Division and Senior Vice President of Marketing.

     THOMAS C. THEOBALD, age 61, was appointed to the Company's Board of Directors in January 1999. Since 1994, Mr. Theobald has been a managing Director of William Blair Capital Partners, L.L.C. From 1987 to 1994, Mr. Theobald was Chairman of the Board and Chief Executive Officer of Continental Bank Corporation. Mr. Theobald also holds directorships with Xerox Corporation, The MONY Group, Anixter International, Stein Roe Funds and LaSalle Partners.

  Class III Directors (Terms expire at 2000 Annual Meeting)

     JOHN B. LANDRY, age 51, has served on the Board of Directors of the Company since October 1995. Since June 1995, Mr. Landry has been Strategic Technology Consultant to senior management of IBM Corporation. In addition, since October 1995, he was Chairman of the Board of Narrative Communications Corporation, the leader in Internet-based interactive advertising. In January 1999, Narrative was acquired by At Home Networks and Mr. Landry has no further affiliation with the Company. From 1990 to 1995, Mr. Landry was

Senior Vice President and Chief Technology Officer of Lotus Development Corporation, a provider of software products and services. Mr. Landry is also a director of Skycache, Inc., MCK Communications Corp., and AnyDay.COM.

     A. DAVID TORY, age 56, has served on the Board of Directors of the Company since September 1997. Since September 1995, Mr. Tory has been an independent consultant. From November 1988 to September 1995, he was President and Chief Executive Officer of The Open Software Foundation, a non-profit consortium of major computer hardware and software companies and user organizations. Mr. Tory is also a director of ASI Solutions Incorporated.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors has established a Compensation Committee, consisting from January 1998 to September 1998 of Mr. Landry and a former director of the Company, Thomas H. Bredt, and thereafter consisting solely of Mr. Landry. On January 21, 1999, Mr. Tory replaced Mr. Landry on the Compensation Committee and Mr. Friedman joined the Compensation Committee. The Compensation Committee makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company and administers and grants stock options pursuant to the Company's stock option plans. The Company has also established an Audit Committee, consisting during 1998 of Messrs. Landry and Tory. In January 1999, Mr. Theobald replaced Mr. Tory on the Audit Committee. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent public accountants. The Compensation Committee and the Audit Committee each met two times during 1998. The Board of Directors met nine times during 1998. Each of the Company's current directors was present for at least 75% of such meetings.

DIRECTORS' COMPENSATION

     Pursuant to the Company's 1997 Director Stock Option Plan (the "Director Plan"), on the date of the Company's 1998 annual meeting of stockholders, Messrs. Landry and Tory each received an option to purchase 5,250 shares of Common Stock at $12.625 per share, becoming exercisable in full one year after grant. Under the Director Plan, each nonemployee director receives an option to purchase 7,500 shares of Common Stock when initially elected to the Board of Directors, and each continuing nonemployee director receives an option to purchase 5,250 shares of Common Stock on the date of each annual meeting of stockholders after his or her election. The exercise price of all options granted under the Director Plan is the closing price of the Common Stock on the Nasdaq National Market on the date of grant. The Director Plan provides that all options vest one year from the date of grant so long as the optionee remains a director of the Company. To avoid a charge to earnings based on anticipated changes in the rules applicable to accounting for options to nonemployee directors, the Board of Directors amended the Director Plan in February 1999 to provide that all options granted under the Director Plan after such amendment are exercisable in full on grant. The Company also reimburses nonemployee directors for their out-of-pocket expenses in connection with their attendance at Board of Directors and committee meetings.

EXECUTIVE COMPENSATION

     The following table sets forth the total compensation paid or accrued for the three fiscal years ended December 31, 1998, 1997 and 1996 for the Company's Chief Executive Officer and its four other most highly compensated executive officers in 1998 who were serving as executive officers on December 31, 1998 (the Chief Executive Officer and such other executive officers are hereinafter referred to as the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                                                         COMPENSATION
                                                                                     ---------------------
                                                      ANNUAL COMPENSATION                   AWARDS
                                             -------------------------------------   ---------------------
NAME AND                                                            OTHER ANNUAL     SECURITIES UNDERLYING
PRINCIPAL POSITION                    YEAR    SALARY     BONUS     COMPENSATION(1)        OPTIONS(2)
------------------                    ----    ------     -----     ---------------   ---------------------
Stefan R. Bothe.....................  1998   $200,000   $275,065            --                   --
  Chairman of the Board and           1997   $200,000   $ 40,000            --                   --
  Chief Executive Officer             1996   $165,000   $ 57,750            --              150,000
Jennifer V. Cheng...................  1998   $185,000   $234,745            --               60,000(3)
  President                           1997   $150,000   $ 40,000            --                   --
                                      1996   $115,000   $ 28,750            --                   --
Maureen M. Okerstrom(4).............  1998   $140,000   $204,825(5)          --             102,000(6)
  Vice President, Sales               1997   $109,167   $253,384            --               76,125
James W. Schenck....................  1998   $165,000   $ 19,809            --                   --
  Executive Vice President,           1997   $165,000         --            --                   --
  Software Engineering                1996   $150,000         --       $40,000               75,000
Mark J. Berlingeri(7)...............  1998   $113,525   $ 31,118            --                   --
  Vice President, Client Services     1997   $119,359   $ 44,882       $36,222               26,250
Richard P. Horner(8)................  1998   $109,939   $ 23,331            --                   --
  Vice President, Finance             1997   $105,609         --            --                   --

---------------

(1) Consists of reimbursement of expenses related to relocation and, for Mr. Berlingeri, a car allowance of $3,500.

(2) Represents the number of shares covered by options to purchase shares of the Company's Common Stock granted during the fiscal year listed. The Company has never granted any stock appreciation rights.

(3) Shares issued under the Company's option exchange program. Excludes an aggregate of 75,000 shares covered by options granted in 1998 that were canceled under the exchange program. See "Repricing of Options."

(4) Ms. Okerstrom became Vice President, Sales in August 1997.

(5) Includes $141,047 in sales commissions.

(6) Shares issued under the Company's option exchange program. Excludes an aggregate of 112,500 shares covered by options granted in 1998 that were canceled under the exchange program.

(7) Mr. Berlingeri joined the Company in February 1997, and ceased serving as an executive officer of the Company in July 1998.

(8) Mr. Horner joined the Company in February 1997, and ceased serving as an executive officer of the Company in November 1998.

OPTION GRANTS, EXERCISES AND YEAR-END VALUES

     The following table sets forth certain information regarding options granted to the Named Executive Officers during the fiscal year ended December 31, 1998:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                      POTENTIAL
                                                                                                   REALIZABLE VALUE
                                                                                                      AT ASSUMED
                                                                                                     ANNUAL RATES
                                                  INDIVIDUAL GRANTS                                 OF STOCK PRICE
                          ------------------------------------------------------------------         APPRECIATION
                                                  PERCENT OF TOTAL   EXERCISE                         FOR OPTION
                          NUMBER OF SECURITIES    OPTIONS GRANTED      PRICE                           TERM(1)
                           UNDERLYING OPTIONS     TO EMPLOYEES IN       PER      EXPIRATION      --------------------
          NAME                   GRANTED            FISCAL YEAR        SHARE        DATE           5%          10%
          ----            --------------------    ----------------   --------    ----------        --          ---
Stefan R. Bothe.........       --                    --                --           --             --           --
Jennifer V. Cheng.......         40,000(2)              2.6%           $2.44      01/01/08       $61,317     $155,390
                                 20,000(2)              1.3%           $2.44      07/21/08       $30,659     $ 77,695
Maureen M. Okerstrom....            900(2)              0.1%           $2.44      01/01/07       $ 1,380     $  3,496
                                 60,000(2)              4.0%           $2.44      01/01/08       $91,976     $233,085
                                 30,000(2)              2.0%           $2.44      01/01/08       $45,988     $116,542
                                 12,000(2)              0.8%           $2.44      07/21/08       $18,395     $ 46,617
                                  5,000                 0.3%           $1.19      10/22/08       $ 3,734     $  9,463
James W. Schenck........       --                    --                --           --             --           --
Mark J. Berlingeri......       --                    --                --           --             --           --
Richard P. Horner.......          5,000                 0.3%           $1.19      10/22/08       $ 3,734     $  9,463

---------------

(1) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compound rates of appreciation (5% and 10%) on the market value of the Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercise and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

(2) Options issued under option exchange program. Excludes shares covered by options issued in 1998 and canceled under option exchange program. See "Repricing of Options."

     The following table sets forth, for each of the Named Executive Officers, the number of shares acquired on exercise of options during the fiscal year ended December 31, 1998, the aggregate dollar value realized upon such exercise and the number and value of unexercised options held by each such officer on December 31, 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                       SHARES                   OPTIONS AT FISCAL         IN-THE-MONEY OPTIONS AT
                                      ACQUIRED    VALUE              YEAR-END               FISCAL YEAR-END(2)
                                         ON      REALIZED   --------------------------   -------------------------
NAME                                  EXERCISE     (1)      EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----                                  --------   --------   -------------------------    -------------------------
Stefan R. Bothe.....................    --         --              187,500/   --             $  443,303/   --
Jennifer V. Cheng...................   37,500    $44,531          37,500/ 60,000             $   88,563/   --
Maureen M. Okerstrom................    7,000    $18,667          22,475/103,935             $  8,177/$12,031
James W. Schenck....................    --         --               75,000/   --             $  177,125/   --
Mark J. Berlingeri..................    --         --                 --  /   --                   --  /   --
Richard P. Horner...................    --         --                 --  /   --                   --  /   --

---------------

(1) Based on the fair market value of the Common Stock on the date of exercise, less the option exercise price.

(2) Based on the fair market value of the Common Stock on December 31, 1998 ($2.38 per share), less the option exercise price.

REPRICING OF OPTIONS

     The following table sets forth information concerning all repricings of options, since the Company became subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), held by any person who served as an executive officer of the Company at any time during 1998. All such repricings were effected through the grant of replacement options in exchange for existing options.

                           TEN-YEAR OPTION REPRICINGS

                                        NUMBER OF
                                       SECURITIES    MARKET PRICE                                   LENGTH OF ORIGINAL
                                       UNDERLYING    OF STOCK AT    EXERCISE PRICE                     OPTION TERM
                                         OPTIONS       TIME OF        AT TIME OF     NEW EXERCISE       AT DATE OF
NAME                           DATE    REPRICED(1)    REPRICING       REPRICING        PRICE(2)         REPRICING
----                         --------  -----------   ------------   --------------   ------------   ------------------
Jennifer V. Cheng..........  11/18/98    40,000         $1.875          $16.50          $2.44       9 years, 2 months
                                         20,000                         $ 6.63          $2.44       9 years, 8 months
Maureen M. Okerstrom.......  11/18/98       900         $1.875          $ 4.00          $2.44       8 years, 2 months
                             11/18/98    60,000         $1.875          $ 8.66          $2.44       8 years, 8 months
                             11/18/98    30,000         $1.875          $16.50          $2.44       9 years, 2 months
                             11/18/98    12,000         $1.875          $ 6.63          $2.44       9 years, 8 months

---------------
(1) Represents the number of shares covered by options granted in exchange for options canceled in the exchange program. Each option granted covers a number of shares that is 20 percent less than the number of shares under the corresponding canceled option.

(2) The new exercise price equals 130% of the market price of the Company's Common Stock at the time of the repricing.

STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Common Stock for the period from December 12, 1997, the date on which the Company's stock began trading on the Nasdaq National Market, through December 31, 1998, with the cumulative total return of (i) the Center for Research in Security Prices ("CRSP") Total Return Index for the Nasdaq National Market and (ii) a self-determined peer group index over the same period. The self-determined Peer Group Index consists of the Company, Baan Company NV, Computron Software, Inc., Great Plains Software, Inc., J.D. Edwards & Company, Platinum Software Corporation, Clarus Corporation, Infinium Software, Inc., PeopleSoft Inc. and Walker Interactive Systems, Inc. This comparison assumes the investment of $100 on December 12, 1997 in the Company's Common Stock, the Nasdaq National Market Index and the Peer Group Index and assumes dividends, if any, are reinvested.

                                                   FLEXIINTERNATIONAL        NASDAQ STOCK MARKET (US      SELF-DETERMINED PEER
                                                     SOFTWARE, INC.                COMPANIES)                     GROUP
                                                   ------------------        -----------------------      --------------------
'12/12/97'                                               100.00                      100.00                      100.00
'12/31/97'                                               140.90                      102.30                      115.00
'12/31/98'                                                21.60                      144.20                       61.20

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Overview and Philosophy

     The Company established a Compensation Committee of the Board of Directors in December 1997. During 1998, the Committee consisted of Mr. Landry and, until he resigned from the Board in September 1998, Thomas Bredt. The Committee was responsible for determining salaries and incentive compensation in 1998 for employees of FlexiInternational, including its Chief Executive Officer and other executive officers, and for granting options under and administering FlexiInternational's stock plans.

     FlexiInternational's compensation program is designed to achieve the following objectives:

     - Provide compensation that attracts, motivates and retains the best talent and highest caliber people to serve the Company's customers and achieve its strategic objectives;

     - Recognize and reward individual performance and responsibility; and

     - Align management's interest with the interests of the stockholders and the success of the Company through long-term equity incentives.

      COMPENSATION PROGRAM

     General. FlexiInternational's executive compensation program consists of base salary, annual incentive compensation, long-term equity incentives in the form of stock options and certain benefits, such as life and medical insurance and a 401(k) savings plan, which are generally available to all employees of the Company. The Committee believes that its executive compensation program provides an overall level of compensation that is competitive in the accounting software industry and comparable to those of other companies of similar size and complexity.

     Base Salary. Base salary compensation is generally set within the range of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses and of comparable size and success. Salary is determined within this range by FlexiInternational's financial performance and the individual's performance based on predetermined non-financial objectives. Non-financial objectives include an individual's contribution to the Company as a whole, including his or her ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

     Cash Incentives. Cash incentive compensation is designed to tie compensation to performance by the Company and by the individual. The Committee considers a number of factors in determining whether incentive awards should be paid, including achievement by the Company and/or specific business units of approved budgets, new product introductions, progress in development of new products and operating income and cash flow goals. The Committee also considers the achievement by the executives of their assigned objectives. In considering individual performance, as contrasted to Company performance, the Committee relies more on subjective evaluations of performance than on quantitative data or objective criteria.

     Long-Term Incentive Compensation. During fiscal 1998, long-term incentives were provided in the form of options under FlexiInternational's 1997 Stock Incentive Plan and offerings under its 1997 Employee Stock Purchase Plan. The objectives of these plans are to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in FlexiInternational's common stock.

     1997 Stock Incentive Plan. Stock options are generally granted at an option price equal to the fair market value of the common stock on the date of grant. In selecting executives eligible to receive option grants and determining the amount and frequency of such grants, the Committee evaluates a variety of factors, including:

     - the job level of the executive,

     - option grants awarded by competitors to executives at a comparable job levels,

     - past, current and prospective service rendered by the executive and

     - the current equity holding of the executive.

     During fiscal 1998, the Committee approved option grants for an aggregate of 267,900 shares of common stock to the Company's executive officers.

     1997 Employee Stock Purchase Plan. The 1997 Employee Stock Purchase Plan is available to virtually all employees, including executive officers, and allows participants to purchase shares at a discount of 15 percent from the fair market value at the beginning or end of the applicable purchase period. During 1998, one offering was made under this plan with a per-share purchase price of $4.0375.

  Compensation of Chief Executive Officer

     The Committee determined the salary for fiscal 1998 for the Company's Chief Executive Officer, Mr. Bothe, based primarily on subjective factors and the Company's operating results for the year. Using these criteria, the Committee continued Mr. Bothe's base salary for 1998 at its 1997 level of $200,000. In January 1998, the committee established a growth-oriented formula-based cash bonus plan for the Company's senior executives pursuant to which Mr. Bothe received a bonus of $175,065. Also, in July 1998, the Committee awarded Mr. Bothe a discretionary bonus of $100,000 for his role in accomplishing the acquisition of The Dodge Group successfully and without the payment of investment banking fees. The Committee believes that Mr. Bothe's total compensation for fiscal 1998 was adequate and appropriate in light of the Company's performance, a revenue increase of $8.6 million, The Dodge Group acquisition and recognition of the Company as the fastest growing enterprise software company for the period from 1992 through 1997 by Deloitte and Touche. The Committee intends to assess Mr. Bothe's compensation from time to time to assure that it remains competitive within the accounting software industry.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows tax deductions to publicly traded corporations for compensation over one million dollars to the corporation's chief executive officer or any of its other four most highly compensated executive officers. Qualifying performance-based compensation is not subject to this disallowance if certain requirements are met. Although the Committee is considering the limitations on the deductibility of executive compensation imposed by Section 162(m) in designing the Company's executive compensation, the Committee believes that it is unlikely that such limitation will affect the deductibility of the compensation to be paid to the Company's executive officers in the near term. The Committee will, however, continue to monitor the impact of Section 162(m) on the Company.

                                          John B. Landry

BOARD OF DIRECTORS REPORT ON OPTION EXCHANGE PROGRAM

     Option Exchange Program. In October and November of 1998, FlexiInternational's Board of Directors reviewed the stock options held by FlexiInternational's employees and concluded that the recent decline in the price of the Company's common stock had resulted in many of these options having exercise prices well above the recent trading prices for the common stock. The Board considers stock options to be a critical component of the compensation FlexiInternational offers to promote long-term retention of key employees and high levels of performance and to recognize employee contributions to the Company's success. The Board concluded that a significant number of outstanding stock options were no longer effective to encourage employee retention or to motivate high levels of performance. On November 3, 1998, the Board approved an option exchange program to address these issues.

     The option exchange program was available to all FlexiInternational's employees, but participation by FlexiInternational's executive officers' was subject to certain "give-backs," as described below. Employees who were not executive officers could exchange their existing options for new options with a lower exercise price but with a longer vesting schedule. The exercise price of the new option was the closing price of FlexiInternational's common stock on November 18, 1998, which was $1.88. However, unvested shares under the new option would vest six months later than they would have under the old option. FlexiInternational's executive officers could participate in the program on the same terms, except that (1) they would forfeit 20 percent of any option they chose to exchange and (2) the exercise price of their new options would be 30 percent above the November 18th closing price. Other terms of all new options were the same as those of the options they replaced.

     In adopting the exchange program the Board considered the following factors:

     - compensation packages appearing less attractive due to option exercise prices well above the current market price;

     - the Company's need to retain key personnel;

     - intensity in competition for experienced talent in the software industry; and

     - similar adjustments to stock options by other companies in the high technology industry.

     The Board also considered alternatives to the exchange program. Permitting employee's equity incentives to remain with little actual financial value was considered unacceptable in light of the intensive recruiting of employees in the high technology industry. The loss of key employees could have had a significant adverse impact on FlexiInternational's performance. The Board also considered but rejected any significant increases in employee's cash compensation to avoid a negative impact on the Company's earnings and to maintain the Company's policy of compensation based on performance. Approximately 100 of the Company's employees participated in the option exchange program.

                                          Stefan R. Bothe
                                          Jennifer V. Cheng
                                          John B. Landry
                                          A. David Tory

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The adoption of the Option Exchange Program was approved by the Board of Directors, including Mr. Bothe and Ms. Cheng. No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director of or member of the Compensation Committee of the Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of copies of reports filed by persons required to file reports ("Reporting Persons") with the Securities and Exchange Commission under Section 16(a) of the Exchange Act, and written representations from certain Reporting Persons, the Company believes that all but one filing required to be made by Reporting Persons of the Company were timely filed. An initial report regarding beneficial ownership on Form 3 by Mr. Sommers, who joined the Company in November 1998, was filed in March 1999.

                                 OTHER MATTERS

     Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names and the Company will reimburse them for out-of-pocket expenses incurred on behalf of the Company.

     The Company has selected PricewaterhouseCoopers LLP, its independent accountants for the Company's 1998 fiscal year, as its independent accountants for the 1999 fiscal year. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions from stockholders.

STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING OF STOCKHOLDERS

     Proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Secretary of the Company at its principal office in Shelton, Connecticut not later than December 14, 1999 for inclusion in the proxy statement for that meeting.

     The Company's Bylaws require all stockholder proposals to be timely submitted in advance to the Company at the above address (other than proposals submitted for inclusion in the Company's proxy statement and form of proxy as described above). To be timely, the Secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2000 Meeting; provided that, if less than 70 days' notice or prior public disclosure of the date of the 2000 Meeting is given or made, the notice must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first.

                                          By Order of the Board of Directors,
                                          JOHN K.P. STONE III, ESQ.
                                          Assistant Secretary
April 12, 1999

-------------------------------------------------------------------------------

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT STOCKHOLDERS PLAN TO ATTEND, STOCKHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

-------------------------------------------------------------------------------

PROXY                   FLEXIINTERNATIONAL SOFTWARE, INC.                  PROXY

    PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 29, 1999

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned, revoking all prior proxies, hereby appoint(s) Stefan R. Bothe and John K. P. Stone III, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of FlexiInternational Software, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Thursday, April, 29 1999 at 10:00 a.m., local time, and at any adjournment thereof.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

--------------------------------------------------------------------------------


[X]      PLEASE MARK YOUR VOTE AS IN THE EXAMPLE TO THE LEFT.

To elect the persons listed below as Class II Directors:
(except as marked below):
                                            FOR both       WITHHOLD AUTHORITY
         Jennifer V. Cheng                  nominees   to vote for both nominees
         Brian P. Friedman                     [ ]                 [ ]

     FOR both nominees except the following:
         (to withhold authority to vote for a
         nominee, write that nominee's name below):

 [ ]
         --------------------------------------------

SIGNATURE                     DATE         SIGNATURE
         --------------------      -------           ---------------------------
DATE                                                             if held jointly
     -------
NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation or a partnership, please sign by authorized person.